                                  EXHIBIT 12
                  HILTON HOTELS CORPORATION AND SUBSIDIARIES
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                1990      1991      1992      1993      1994
                               ------    ------    ------    ------    ------
Pre-tax income including
  50% owned companies          $168.0    $121.3    $156.8    $156.2    $183.6
  Add: Interest expense
    from
    Wholly owned                 54.3      58.1      66.9      80.4      85.7
    50% owned                    18.9      10.8       7.3       9.5       9.5
    Distributions from
      less than 50% owned         5.5       5.2       4.8       6.4      12.1
                               ------    ------    ------    ------    ------
    SUB-TOTAL(A)                246.7     195.4     235.8     252.5     290.9

  Add: Rent expense
    (interest factor)
    Wholly owned                  1.8       1.7       1.8       2.1       2.2
    50% owned                     0.6       0.6       0.9       0.8       0.8
                               ------    ------    ------    ------    ------
    TOTAL(B)                    249.1     197.7     238.5     255.4     293.9
                               ======    ======    ======    ======    ======

Interest expense
    Wholly owned                 54.3      58.1      66.9      80.4      85.7
    50% owned                    18.9      10.8       7.3       9.5       9.5
    Capitalized interest         14.6       5.2       4.9       2.1       8.4
                               ------    ------    ------    ------    ------
    SUB-TOTAL(C)                 87.8      74.1      79.1      92.0     103.6

  Add: Rent expense
    (interest factor)
    Wholly owned                  1.8       1.7       1.8       2.1       2.2
    50% owned                     0.6       0.6       0.9       0.8       0.8
                               ------    ------    ------    ------    ------
    TOTAL(D)                    $90.2     $76.4     $81.8     $94.9    $106.6
                               ======    ======    ======    ======    ======

RATIOS
    Interest (A/C)                2.8       2.6       3.0       2.7       2.8
    Fixed charges (B/D)           2.8       2.6       2.9       2.7       2.8
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